UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

NEAH POWER SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Ave. SE, Suite 142, Bothell, Washington 98021
(Address of principal executive offices) (Zip Code)

(425) 424-3324
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement.

Effective as of September 11, 2008, we consummated the transactions under an Agreement and Release, dated August 26, 2008, with NPS Investment Co., LLC (“NPS”), as assignor of, and successor-in-interest to, EPD Investment Co., LLC (“EPD”), a secured lender of our company, pursuant to which we paid NPS the cash amount of $280,000 plus previously paid fees and interest in consideration for the full satisfaction and cancellation of the outstanding convertible secured promissory note having an outstanding principal balance of approximately $437,000 held by NPS. Under the agreement, the following agreements and instruments between us and NPS were terminated effective September 11, 2008: A Purchase Agreement, Promissory Note, Security Agreement, and Pledge Agreement, each originally dated as of November 9, 2007, as amended. In connection with the agreement, NPS releases and terminated its liens on our assets and the pledged securities that secured the payment of the note.

Item 1.02 Termination of a Material Definitive Agreement.

The termination of the agreements with NPS and the dates and descriptions of the terms as reported in Item 1.01 above are hereby incorporated by reference.

SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Description
10.1	Agreement and Release between NPS Investment Co., LLC and Neah Power Systems , Inc. dated August 26, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEAH POWER SYSTEMS, INC.

Dated: September 17, 2008	By: /s/ GERARD C. D’COUTO
Name: Gerard C. D’Couto
Title: Chief Executive Officer